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                                                                    EXHIBIT 23.1

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Quest Software, Inc. and subsidiaries


We consent to the use in Amendment No. 3 to Registration Statement No. 333-80543 of Quest Software, Inc. and subsidiaries on Form S-1 of our report dated June 9, 1999, (except for the 1999 Employee Stock Purchase Plan described in note 7 as to which the date is June 9, 1999) appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Quest Software, Inc. and subsidiaries, listed in Item 16. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ DELOITTE & TOUCHE LLP


Costa Mesa, California

August 5, 1999